Schedule 4
                                   ----------



                             Stock Option Agreement
                             ----------------------

                       Dated the 6th day of February 1998
                       ----------------------------------





                           POWERHOUSE RESOURCES, INC.




                                       and




                          CHUNG AN INVESTMENTS LIMITED




                    -----------------------------------------


                             STOCK OPTION AGREEMENT

                    -----------------------------------------









                                 ANGELA WANG &CO
                                   Solicitors
                        15th Floor Entertainment Building
                             30 Queen's Road Central
                                    Hong Kong
                               (ORef : AW/970700)

                             STOCK OPTION AGREEMENT
                             ----------------------

THIS AGREEMENT is made this 6th day of February 1998.

PARTIES
-------

(1) POWERHOUSE RESOURCES, INC., a company incorporated in the State of Colorado, U.S.A. having its registered office at 1642 Market Street, Suite 303, Denver, Colorado 80202, U.S.A. ("Powerhouse"); and

(2) CHUNG AN INVESTMENTS LIMITED, a company incorporated in the Bahamas and having its registered office at P O Box CB-12751, Nassau, New Providence, Bahamas ("the Investor").

DEFINITIONS
-----------

In this Agreement unless otherwise defined all words shall have the same meanings as defined in the Facility Agreement dated 5th February 1998 between Powerhouse and the Investor the following words shall have the following meanings :-


"the Board"         the Board of Directors of Powerhouse;

"Common Shares"     the  Common  Shares of  Powerhouse  of par value of  US$0.01 each;

"Powerhouse        Powerhouse  Electric Limited, a company  incorporated in the
Electric"           British  Virgin  Islands  which  is  a  100%  subsidiary  of
                    Powerhouse;

"the Initial        the 3 initial projects of Powerhouse Electric,  in the Joint
Projects"           Venture contracts namely : (1) between  Powerhouse  Electric and Guangdong  Huilai County's Penhui Power Co Ltd ( ) dated
                    24 September 1994 for the  development  and operation of the
                    Guangdong Huilai Kuicheng Power Station and to construct and operate  the  Guangdong  Huilai  Kuicheng  1x3,960  kilowatt diesel fuel power station;  (2) between Powerhouse  Electric and Guangdong  Huilai County's Penhui Power Co Ltd ( ) dated
                    24 September 1994 for the  development  and operation of the
                    Guangdong Huilai Shenquan Power Station and to construct and operate  the  Guangdong  Huilai  Shenquan  1x3,960  kilowatt diesel fuel power station;  (3) between Powerhouse  Electric and Guangdong  Fengshun  County's  Fenglian Power Co Ltd ( )
                    dated 25 September 1994 for the development and operation of
                    the  Guangdong   Fengshun  Kiucheng  Power  Station  and  to
                    construct  and  operate  the  Guangdong   Fengshun   1x3,960
                    kilowatt diesel fuel power station;

"the New Projects"  the  projects in respect of which  Powerhouse  Electric  has signed joint venture agreements as listed in the Schedule 1 hereto;

"Option"            the option exercisable pursuant to Clause 2.2 below;

"Option Notice"     a notice  exercising  an Option  given  pursuant to Clause 2 below;

"the Option Period" the  period  commencing  on the date of this  Agreement  and ending on 31 July 1998 unless the Investor shall in its sole discretion have given written notice prior to 31 July 1998 to Powerhouse extending such period to 31 October 1998;

"Option Shares"     such  number of Common  Shares  ranking  pari passu with the existing issued shares of Powerhouse as shall have a value of US$3,000,000.00 based on the price of share and which number is currently estimated to be 769,230,760 Common
                    Shares representing approximately 58.98% of the entire issued share capital of Powerhouse, as confirmed by the auditors of Powerhouse;

"price of share"    the  price  of  share  shall  be the NAV per  share as at 31
                    December  1997 as confirmed by the auditors of Powerhouse in
                    accordance  with  the  usual  General  Accepted   Accounting
                    Principles  recognised by the accountancy  profession in the
                    United   States  and  to  be  confirmed  by  the   Investor.
                    Powerhouse shall procure that any adjustment arising from such audit review shall be confirmed by the auditors of Powerhouse no later than 15 April 1998;

"NAV per share"     the Net Asset Value per Common  Share.  NAV per share is the value of all principal assets of Powerhouse less the value of all principal liabilities of Powerhouse as divided by the total number of issued Common Shares;

"Relevant Period"   the period  from the date  hereof  until  Completion  or the termination of this Agreement whichever is later;

"Reorganisation"    in  relation to  Powerhouse  any  increase  in issued  share capital any capitalisation of profits or reserves any rights issue or offer by way of rights consolidation sub-division reduction of capital purchase of own shares or other reorganisation or adjustment relating to the share or loan capital of Powerhouse and any scheme or amalgamation or reconstruction affecting Powerhouse;

"Transfer Terms"    that all the Option Shares shall be issued and allotted free from any encumbrance and together with all rights attaching thereto as at the date of issue of the Option Shares;

"Completion"        the  performance  by  Powerhouse  and  the  Investor  of the obligations assumed by them respectively under Clause 5.2;

"Completion Date"   the date of  completion  of the issue and  allotment  of the
                    Option Shares being the date ten business days after the service of a valid Option Notice;

"NASDAQ" The National Association of Security Dealers' Automated Quotation System, New York, U.S.A.;

"Disclosure Letter" the letter of  disclosure  from  Powerhouse  to the Investor dated 20 January 1998;

"Encumbrance"       any charge lien equity  third  party right  option  right of presumption or any other encumbrance priority or security interest of whatsoever nature.

Reference to any statute or statutory provision includes a reference to that statue or statutory provision as from time to time amended extended or re-enacted.

Unless otherwise specified in any particular case words importing the singular include the plural words importing any gender include every gender and words importing persons include bodies corporate and unincorporate and (in each case) vice versa.

Reference to a party include where the context admits references to his personal representatives and successors in title.

Reference to clauses and other provisions are reference to clauses and other provisions of this Agreement.

The headings shall not affect interpretation.

RECITALS
--------

(a) The Board at the date hereof comprises Anil Kumar, Vinod Kumar, Dennis Dowd, Mark Chapman, Malcolm Stone and Sam Leung.

(b) The authorized share capital of Powerhouse is US$7,800,000 divided into 780,000,000 Common Shares at par of US$0.01 each and US$20,000,000 divided into 20,000,000 shares of Preferred Stock at par of US$1.00 each.

(c)  The total Common Shares currently issued are 465,622,810 Common Shares.

(d) It has been estimated that 535,062,810 Common Shares will be on issue as at 31 December 1997 as detailed in Exhibit C to the Disclosure Letter.

(e) Powerhouse Electric has commenced the Initial Projects but requires additional funding to complete the Initial Projects, to commence the New Projects and to fund the operation of Powerhouse.

(f) The Investor by a Promissory Note in connection with a Facility Agreement and Memorandum of Charge is lending to Powerhouse the sum of US$1,000,000 upon the terms set out therein.

(g) The Common Shares of Powerhouse were suspended on NASDAQ in the Spring of 1996. Powerhouse will use part of the money borrowed in (f) above for application for re-listing of its Common Shares on NASDAQ to enable trading in those shares to resume.

(h) The Investor wishes to enter into an Option to subscribe for new Common Shares on the terms of this Agreement.

AGREEMENT
---------

1.   Effect of this Agreement
     ------------------------
                                        3

     This Agreement shall cease to have legal validity or effect after the Option Period, unless otherwise extended by the parties hereto.

2.   Option
     ------

2.1 In consideration of the mutual covenants and agreements contained herein, Powerhouse has agreed to grant to the Investor the call option set out in Clause 2.2.

2.2 Powerhouse hereby grants to the Investor the call option to subscribe for the Option Shares at the price of share, upon exercise of which Powerhouse will become bound to issue and allot and the Investor will become bound to complete the subscription of the Option Shares on the Transfer Terms.

2.3 The Option must be exercised by notice in writing signed by or on behalf of the Investor or by the Investor's solicitors on behalf of the Investor and must be served only during the Option Period failing which it will (subject to as provided in Clause 9.7) lapse and cease to have any further effect. An Option Notice once given may not be withdrawn except with the written consent of Powerhouse.

2.4 The Option granted above shall be exercised by the Investor in its sole discretion absolutely and the Investor shall not be called upon by Powerhouse or any third party to disclose the reason for exercising or not exercising such Option.

2.5 If the Option (subject to Clause 2.3 above) is exercised then the provisions of Clause 4 will apply and such other provisions of this Agreement as are relevant to completion of the purchase of the Option Shares.

2.6 Notwithstanding the provisions of the Option being granted herein, if Powerhouse's Common Shares are re-listed for trading on NASDAQ during the Option Period, the Investor must exercise the Option within 14 days or such period as may be agreed between the Investor and Powerhouse after the date of the re-listing of Powerhouse's Common Shares for trading on NASDAQ failing which the Option will lapse and cease to have any further effect.

3.   Waiver of Rights
     ----------------

3.1 During the Relevant Period Powerhouse undertakes with the Investor namely as follows :-

     (i) to procure that no dividend shall be paid to the shareholders of Powerhouse;

     (ii) not to permit unless specifically permitted so to do in writing by the Investor :-

          (a) the issue of or the creation or issue or grant of any right to acquire or call for the issue of any shares of any description in the capital of Powerhouse other than the Option Shares;

          (b)  any reduction of capital of Powerhouse;

          (c) any substantial alteration in the nature of the business of Powerhouse;

          (d) any disposal of all or substantially all of the assets of the Powerhouse or of all or substantially all of the undertakings or assets of Powerhouse and its subsidiaries;

          (e) the Board shall not pass any resolution without the concurrence of the Investor for so long as the Promissory Note in connection with the Facility Agreement and Memorandum of Charge and any subsequent further advances lent by the Investor to Powerhouse and interest thereon remain unpaid;

          (f) Powerhouse shall not create nor permit any of its subsidiaries to create any second or further charge on the security pledged or mortgaged under the Memorandum of Charge referred to in Clause 3.1(ii)(e) above.

4.   Payment and Price
     -----------------

4.1 On exercise of the Option the Investor shall be obliged to pay to Powerhouse the sum of US$3,000,000 for the Option Shares.

4.2 On Completion of the Option, the Investor shall have the option to apply the money representing the principal and interest still outstanding under the Facility Agreement and Promissory Note as part payment of the sum of US$3,000,000 in Clause 4.1 above.

5.   Completion
     ----------

5.1 Completion of the subscription for the Option Shares shall take place at the offices of the Investor's Solicitors or at such other place as may be agreed at 12 noon on the Completion Date provided that if such day is not a business day then Completion shall take place at 12 noon on the first business day thereafter.

5.2  On Completion :

     Powerhouse shall upon payment of the consideration for the Option Shares:

     (a) issue and allot the Option Shares to the Investor or as it shall direct;

     (b) deliver all relevant share certificates and other documents of title in respect of the Option Shares to the Investor;

     (c) procure registration of the Option Shares in the records of Powerhouse forthwith (subject to due stamping at the expense of the Investor) in the name of the Investor or as it shall direct;

     (d) do such things and execute such documents as shall be necessary as the Investor may reasonably request to give effect to the subscription for the Option Shares on the Transfer Terms; and

     (e) use its best endeavours to register the Option Shares and list them for trading under the applicable US securities laws as soon as practicable following Completion.

5.3 If any provisions of Clause 5.2 are not complied with on the date fixed for Completion the party not in default may without prejudice to its other rights and remedies :-

     (i) defer Completion to a date not more than 14 days after such date and so that the provisions of this Clause 5 shall apply to Completion as so deferred;

     (ii) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

     (iii)rescind the contract of sale arising by virtue of the exercise of the Option whereupon this Agreement shall terminate.

5.4 If Powerhouse fails to issue and allot the Option Shares as aforesaid Mr Dennis Dowd and Mr Sam Leung, severally, Directors of Powerhouse shall be entitled to receive and give a good discharge for the US$3,000,000 on behalf of Powerhouse (but shall not be bound to earn any interest thereon) and Powerhouse hereby irrevocably appoints Mr Dennis Dowd and Mr Sam Leung, severally, each as its attorney-in-fact to execute and deliver on behalf of Powerhouse such documents and instruments and to take or cause to be taken such other actions on behalf of Powerhouse as may be necessary or desirable in the opinion of such attorney-in-fact in his absolute discretion to effect the issue to the Investor or its designee of the Option Shares and Powerhouse hereby ratifies and confirms all such acts and deeds of such attorney-in-fact done pursuant to this power.

6.   Ownership and Alienation
     ------------------------

6.1 Powerhouse warrants to the Investor that, at the time of executing of this Agreement it is entitled to enter into this Agreement and to issue and allot the Option Shares and that apart from this Agreement such shares are free from any pre-emption rights.

6.2 Powerhouse undertakes to the Investor that during the Relevant Period it will not dispose of any interest in the Option Shares or any right attaching thereto (save as may be required pursuant to their obligations under this Agreement) or create or allow to be created any Encumbrances over such shares or agree (whether subject to any condition precedent or condition subsequent or other) to do any of such things.

7.   Duration of Obligation
     ----------------------

7.1 This Agreement shall terminate on the expiry of the Option Period if no Option Notice shall have been served on or prior to such time provided that in the event that the Option shall not be validly exercised during the Option Period this Agreement shall terminate on the expiry of the Option Period.

7.2 If any Option Notice shall have been served on or prior to the expiry of the Option Period this Agreement shall terminate upon the fulfilment of the parties' obligations hereunder.

7.3 On any termination of this Agreement the rights and obligations of the parties hereunder shall cease and determine save in respect of any antecedent breach of this Agreement.

8.   Notice
     ------

8.1 Any notice required or permitted to be given hereunder shall be in writing and shall be sent to its registered office from time to time or to such other address as may be designated by notice to the other parties in accordance with this Clause. Any such notice shall be delivered personally or sent in a pre-paid letter by the recorded delivery when delivered and if by recorded delivery shall be deemed effective seven days after posting (and proof that the envelope containing the notice (or direction) was properly addressed and sent prepaid shall be sufficient evidence of service).

9.   General
     -------

9.1 This Agreement may not be assigned in whole or in part but is binding upon and shall enure for the benefit of the successors of the parties hereto.

9.2  No variation of this Agreement shall be effective unless made in writing.

9.3 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

9.4 Powerhouse hereby irrevocably appoints Mr Sam Leung Kam Sham of C3, 28th Floor, Elizabeth House, 254 Gloucester Road, Hong Kong as the agent for the service of process in the Hong Kong Special Administrative Region in relation to any matter arising out of this Agreement. If such process agent ceases to have an address in the Hong Kong Special Administrative Region, Powerhouse irrevocably agrees to appoint a new process agent and to deliver to the Investor within 7 days a copy of a written acceptance of appointment by the process agent.

9.5 The failure by any of the parties hereto at any time to require performance by any other party or to claim a breach of any term of this Agreement shall not be deemed to be waiver of any right under this Agreement.

9.6 The parties hereto shall use their respective reasonable endeavors to procure that any necessary third parties shall execute and do all such further deeds documents and things as any party may reasonably require by notice in writing to any other party to carry the provisions of this Agreement into full force and effect and (so far as they are able) shall do everything necessary to give effect to the spirit and intent of this Agreement.

9.7 Any date or period mentioned in this Agreement may be extended by written agreement between the parties hereto but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence of this Agreement.

9.8 Subject as specifically provided herein Powerhouse shall bear its own costs and expenses relating to this Agreement and all stamp duty payable in respect of the grant of Option and the allotment of the Option Shares.

                                   SCHEDULE 1
                                   ----------

                                  NEW PROJECTS
                                  ------------


      Joint Venture Companies                         Capacity
      -----------------------                         --------

                                                      Detail              Total
                                                      ------              -----

                                                        MW                  MW
                                                        --                  --

1.    Jiangsu Liyang Santa Electric                    4 X 4                16
      Power Company Limited
      Hekou Township
      Liyang City
      Jiangsu Province
      PRC

2.    Zhejiang Province Yongkang City Yingkang         3 X 4                12
      Electric Power Company Limited
      Yongkang City
      Zhejiang Province
      PRC

3.    Jiangsu Yangzhong Mingzhu Power                  4 X 4                16
      Company Limited
      Development Zone in Yangzhong City
      Jiangsu Province
      PRC

4.    Guangdong Haifeng Huiying Power Plant            4 X 4                16
      Haifeng City
      Guangdong Province
      PRC

5.    Guangdong Lufeng Jinxiang Power Company             50                50
      Lufeng City                                                           --
      Guangdong Province
      PRC

                                                                           110
                                                                           ---


           [THE ABOVE FUTURE PROJECTS ARE LISTED IN ORDER OF PRIORITY]

EXECUTED as a deed in two originals the day and year first before written.


THE COMMON SEAL of Powerhouse                        )
Resources Inc was affixed in the presence            )
presence of :-                                       )







THE COMMON SEAL of Chung An                          )
Investments Limited was affixed in                   )
the presence of :-                                   )